Exhibit 99.1

For Immediate Release

Contact: John Lynch, Vice President, Treasurer and Investor Relations, 508-482-2314

Waters Reports Second Quarter 2015 Financial Results

Milford, Massachusetts, July 28, 2015 - Waters Corporation (NYSE/WAT) reported today second quarter 2015 sales of $495 million, an increase of 3% in comparison to sales of $482 million in the second quarter of 2014. Foreign currency translation reduced sales growth by 7%. On a GAAP basis, earnings per diluted share (EPS) for the second quarter of 2015 were $1.27 compared to $1.13 for the second quarter of 2014. On a non-GAAP basis, including the adjustments in the attached reconciliation, EPS were up 8% to $1.32 compared to $1.22 in the prior year quarter. A description and reconciliation of GAAP to non-GAAP EPS is attached and can be found on the Company’s website at http://www.waters.com under the caption “Investors”.

Through the first six months of 2015, sales for the Company were $955 million, up 5% compared with sales of $912 million in the first six months of 2014. Foreign currency translation decreased sales growth during the first half of 2015 by 7%. On a GAAP basis, EPS for the first six months of 2015 were $2.41 compared to $1.95 for the comparable period in 2014. On a non-GAAP basis and including adjustments on the attached reconciliation, EPS were $2.52 in the first six months of 2015 as compared to $2.13 in 2014.

Commenting on the quarter, Douglas A. Berthiaume, Chairman, President, and Chief Executive Officer, said, “Our strong performance in the second quarter and first half of 2015 demonstrates the power of our technology-focused strategy and commitment to customer support. It also showcases our ability to continuously bring new innovations into the market while maintaining strong margins and strong free cash flow.”

As communicated in a prior press release, Waters Corporation will webcast its second quarter 2015 financial results conference call this morning, July 28, 2015 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through August 4, 2015 at midnight eastern time, similarly by webcast and also by phone at 203-369-1489.

About Waters Corporation

For over 50 years, Waters Corporation (NYSE/WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.

With revenue of $1.99 billion in 2014, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, uncertainties relating to organizational/leadership transition plans; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2014 and Form 10-Q for the period ended April 4, 2015 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	July 4, 2015	December 31, 2014

Cash, cash equivalents and investments	2,208,893	2,055,388
Accounts receivable	406,583	433,616
Inventories	272,932	246,430
Property, plant and equipment, net	324,896	321,583
Intangible assets, net	223,160	232,371
Goodwill	353,340	354,838
Other assets	239,040	233,708
Total assets	4,028,844	3,877,934

Notes payable and debt	1,560,297	1,465,243
Other liabilities	535,949	518,025
Total liabilities	2,096,246	1,983,268

Total equity	1,932,598	1,894,666
Total liabilities and equity	4,028,844	3,877,934

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Net sales	$494,740	$481,801	$955,144	$912,309
Cost of sales	208,707	201,853	397,953	389,572

Gross profit	286,033	279,948	557,191	522,737

Selling and administrative expenses	122,660	131,930	242,411	258,565
Research and development expenses	30,555	26,977	59,506	51,723
Purchased intangibles amortization	2,500	2,646	4,974	5,293

Operating income	130,318	118,395	250,300	207,156

Interest expense, net	(6,546)	(6,271)	(13,181)	(12,302)

Income from operations before income taxes	123,772	112,124	237,119	194,854

Provision for income tax expense	18,115	15,595	35,401	28,023

Net income	$105,657	$96,529	$201,718	$166,831

Net income per basic common share	$1.28	$1.14	$2.44	$1.97

Weighted-average number of basic common shares	82,564	84,462	82,798	84,731

Net income per diluted common share	$1.27	$1.13	$2.41	$1.95

Weighted-average number of diluted common shares and equivalents	83,332	85,177	83,551	85,538

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2015 and 2014 adjusted amounts presented below are used by the management of the Company to measure operating performance against prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). These Non-GAAP amounts should be considered supplemental to, and not a substitute for, financial performance in accordance with GAAP. The Company believes that the use of Non-GAAP measures, such as Adjusted Non-GAAP Earnings Per Share (EPS) and Adjusted Non-GAAP Operating Income, helps management and investors gain a better understanding of the Company’s core operating results, and is consistent with how management measures performance for purposes of executive compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational items. Management has excluded the following items:

*	Purchased Intangibles Amortization was excluded to allow for comparisons of operating results that are consistent over periods of time.

*	Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.

*	Infrequent Income Tax Items were excluded as these costs and benefits are typically the result of audit examination settlements, updates in management’s assessment of ongoing examinations or other unusual tax items and are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

GAAP Selling and Administrative Expenses (including Purchased Intangibles Amortization)	$(125,160)	$(134,576)	$(247,385)	$(263,858)
Purchased Intangibles Amortization	2,500	2,646	4,974	5,293
Restructuring Costs, Asset Impairments, Acquisition-Related Costs & Other One-Time Costs	2,016	6,048	3,288	14,366

Adjusted Non-GAAP Selling & Administrative Expenses	$(120,644)	$(125,882)	$(239,123)	$(244,199)

GAAP Operating Income	$130,318	$118,395	$250,300	$207,156
Purchased Intangibles Amortization	2,500	2,646	4,974	5,293
Restructuring Costs, Asset Impairments, Acquisition-Related Costs & Other One-Time Costs	2,016	6,048	3,288	14,366

Adjusted Non-GAAP Operating Income	$134,834	$127,089	$258,562	$226,815

GAAP Provision for Income Tax Expense	$(18,115)	$(15,595)	$(35,401)	$(28,023)
Purchased Intangibles Amortization	(717)	(759)	(1,421)	(1,502)
Restructuring Costs, Asset Impairments, Acquisition-Related Costs & Other One-Time Costs	(636)	(1,444)	(999)	(4,204)
Infrequent Income Tax Items	793	850	3,199	1,707

Adjusted Non-GAAP Provision for Income Tax Expense	$(18,675)	$(16,948)	$(34,622)	$(32,022)

GAAP Net Income	$105,657	$96,529	$201,718	$166,831
Purchased Intangibles Amortization	1,783	1,887	3,553	3,791
Restructuring Costs, Asset Impairments, Acquisition-Related Costs & Other One-Time Costs	1,380	4,604	2,289	10,162
Infrequent Income Tax Items	793	850	3,199	1,707

Adjusted Non-GAAP Net Income	$109,613	$103,870	$210,759	$182,491

GAAP EPS	$1.27	$1.13	$2.41	$1.95
Purchased Intangibles Amortization	0.02	0.02	0.04	0.04
Restructuring Costs, Asset Impairments, Acquisition-Related Costs & Other One-Time Costs	0.02	0.05	0.03	0.12
Infrequent Income Tax Items	0.01	0.01	0.04	0.02

Adjusted Non-GAAP EPS	$1.32	$1.22	$2.52	$2.13